Exhibit 10.4

Shareholders’ Agreement

in relation to PENAO Pty Ltd

Shareholders’ Agreement

Date

Parties

Name	PENAO Pty Ltd (Company)
ACN	634 333 387
Address	Rupert Myers Building South Wing, Level 1, Gate 14, Barker Street UNSW Sydney NSW 2052

Name	The persons and entities set out in SCHEDULE 1 of this agreement (Shareholders)

Background

A.	The Company was incorporated on 24 June 2019 and has an issued capital of 100,000 ordinary shares.

B.	The Creators have contributed to the development of the PENAO IP.

C.	NSi and Beroni entered into discussions in 2017 for Beroni’s investment in the PENAO IP and its further development.

D.	The Shareholders have incorporated the Company to hold and further develop the PENAO IP.

E.	As at the date of this agreement, the Shareholders hold ordinary shares and have contributed capital to the Company, as set out in SCHEDULE 2.

F.	This agreement sets out the parties’ agreement on how the affairs of the Company will be conducted from the date of this agreement.

Operative provisions

1	Definitions and interpretation

1.1	Definitions

In this agreement, unless the context otherwise requires:

Beroni means Beroni Group Limited (ACN 613 077 526).

Board means the board of directors of the Company as constituted from time to time.

Budget means the operating and financial targets and forecasts of the Company for a Financial Year.

Business means the business of the Company which is to hold and further develop the PENAO IP and such other business activities as approved in accordance with this agreement.

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Business Day means a day on which banks are open for business in New South Wales, Australia, but is not a Saturday or Sunday or public holiday.

Business Plan means the plan for the business of the Company, as approved by the Board, including:

(a)	the strategic, business development and marketing objectives of the Company for a Financial Year; and

(b)	business and financial forecasts for the Company for the three Financial Years following a Financial Year.

Call Option means the call option under which Beroni can acquire 11% of the Company’s issued Shares on the terms in SCHEDULE 5.

CEO means the chief executive officer of the Company.

Commencement Date means the date this agreement is executed by all Shareholders.

Conditions Precedent means the conditions precedent specified in SCHEDULE 3.

Confidential Information has the meaning given in clause 14.

Consequential Loss means, in relation to a breach of this agreement, any indirect loss (including, without limitation, loss of production, loss of profit, loss of revenue, loss of contract, loss of goodwill, liability under other agreements or liability to third parties) resulting from the breach.

Constitution means the constitution of the Company from time to time.

Corporations Act means Corporations Act 2001 (Cth).

Creator means each of Philip Hogg, Pierre Jean D Dilda and Stephanie Decollogne, who have contributed to the development of the PENAO IP.

Creator Shareholder means a Creator who is also a Shareholder.

Deed of Accession means a deed in the form of SCHEDULE 6 which sets out the terms on which a person is admitted to this agreement.

Defaulting Party means a Shareholder in relation to whom an Event of Default has occurred.

Director means a director of the Company.

Dispute has the meaning given in clause 11.

Encumbrance means a mortgage, charge, pledge, lien, encumbrance, security interest, title retention, preferential right, trust arrangement, contractual right of set off or any other security agreement or arrangement in favour of any person.

Event of Default means any of the events or circumstances described in clause 10.1.

Financial Year means the period commencing on the Commencement Date and ending on 30 June 2019; and after that first Financial Year, each period of 12 months commencing 1 July and ending on 30 June.

Founding Shareholders means the Shareholders as at the Commencement Date.

Group means the Company and any of its subsidiaries.

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Interest, in relation to a Share, means:

(a)	the Share;

(b)	any legal or equitable right or interest in or in relation to the Share, other than a right to vote in respect of the Share conferred by a proxy or appointment of representative that is not given for valuable consideration; and

(c)	an option or other right to acquire the Share.

Initial Project Budget means the budget prepared by NSi setting out a detailed estimate of all costs involved in relation to achieving the milestones set out in SCHEDULE 5.

License Agreement means the license agreement in a form set out in SCHEDULE 8.

New Shareholder means any person who becomes a Shareholder after the Commencement Date.

Notice has the meaning identified in clause 19.

NSi means NewSouth Innovations Pty Limited (ACN 000 263 025).

PENAO IP means the anti-cancer compound known as “PENAO”, including any intellectual property rights subsisting in that compound.

Secretary means the secretary of the Company.

Share means an ordinary share in the capital of the Company.

Shareholder means the holder of a Share.

Simple Majority means more than 50% of the votes that are entitled to be cast by persons present (either in person or, where proxies are allowed, by proxy) in relation to a particular resolution.

Special Majority means at least 75% of the votes that are entitled to be cast by persons present (either in person or, where proxies are allowed, by proxy) in relation to a particular resolution.

Term Sheet means the term sheet for Beroni Investment in Cystemix between Cystemix Pty Limited (ACN 102 348 181), NSi and Beroni executed on 28 March 2018.

Transaction Documents means any one or more of:

(a)	the License Agreement; and

(b)	the Constitution.

1.2	Interpretation

In this agreement, unless the subject or context otherwise requires:

(a)	a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation issued under, that legislation or legislative provision;

(b)	the singular includes the plural and vice versa;

(c)	a reference to an individual or person includes a corporation, firm partnership, joint venture, association, authority, trust, state or government and vice versa;

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(d)	a reference to a clause or schedule is to a clause of schedule of this agreement;

(e)	the background, schedules and description of the parties all form part of this agreement;

(f)	a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

(g)	a reference to any party to this agreement or any other document or arrangement includes that party’s executors, administrators, substitutes, successors and permitted assigns;

(h)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

(i)	a reference to a matter being written includes that matter being in any mode of representing or reproducing words, figures or symbols in written form; and

(j)	a reference to dollars or $ is to Australian currency.

1.3	Headings

In this agreement, headings are for convenience of reference only and do not affect interpretation.

2	Commencement

(a)	Subject to clause 3, this agreement commences on the Commencement Date.

(b)	The parties agree that upon the signing this agreement the Term Sheet is terminated with immediate effect.

3	Condition Precedent

3.1	Conditions

(a)	This agreement (other than clauses 2, 3, 13, 14 and 16 to 21) will not commence unless the Conditions Precedent specified in SCHEDULE 3 have been completed by the date specified in SCHEDULE 3.

(b)	If the Conditions Precedent have not been satisfied (or waived by the party having the benefit of the Conditions Precedent) by the date specified in SCHEDULE 3, this agreement is at an end as to its future operation, except for the enforcement of any right or claim which has arisen before that time.

3.2	Reasonable endeavours

(a)	Each party must use its reasonable endeavours to obtain the fulfilment of the Conditions Precedent listed in SCHEDULE 3, including procuring the performance by a third party.

(b)	The parties must keep each other informed of any circumstances which may result in any Conditions Precedent not being satisfied in accordance with its terms.

4	Business and Objectives

4.1	Nature of Business

The Company will, itself or through subsidiaries:

(a)	own and maintain the PENAO IP;

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(b)	carry on the business of commercialising the PENAO IP; and

(c)	not carry on any business other than the Business, unless authorised in accordance with this agreement.

4.2	Objectives

The parties agree that the primary objectives and purposes of the parties in entering into this agreement are:

(a)	for the Company, and any subsidiaries, to carry on the Business; and

(b)	to maximise the financial returns from the Company to Shareholders.

4.3	Exercise of powers

(a)	Each Shareholder (insofar as it can lawfully do so) must:

(i)	exercise its powers in relation to the Company to ensure that the Company complies with this agreement and the Constitution, and that the Company and any subsidiary carries on and conducts the Business in a proper and efficient manner in accordance with sound business practices and for its own benefit;

(ii)	do or procure to be done all such acts and things as that Shareholder is able to do or procure to be done to give full effect to this agreement;

(iii)	ensure that each subsidiary acts and is regulated consistently with the requirements of this agreement as if the subsidiary were (with necessary changes) the Company (unless this agreement provides otherwise); and

(iv)	not unreasonably delay any action, consent or decision required by that Shareholder under this agreement.

(b)	The obligations of each Shareholder under clause 4.3(a) include an obligation to exercise its powers both as a Shareholder and (where applicable and to the extent permitted by law) through any Director appointed by it and (to the extent permitted by law and subject to any rights it may have under clause 5.6(b)) to ensure that any Director appointed by it does or obtains the relevant matter or thing referred to in clause 4.3(a).

4.4	Shareholders’ duties

To the maximum extent permitted by law, no Shareholder shall owe any other Shareholder any duty or obligations in relation to the Company or any subsidiary except as set out in this agreement and, to the extent that it is not inconsistent with this agreement or the Constitution.

4.5	Exclusion of agency and partnership

(a)	Nothing in this agreement is to be treated as creating a partnership between any of the parties or under the laws of any applicable jurisdiction.

(b)	Except as specifically provided in this agreement, no party may act, or has any authority to act, as agent of or trustee for, or in any way bind or commit any other party, to any obligation.

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4.10	Company’s obligations

(a)	The Company must do all things necessary or desirable to give effect to the provisions and intentions of this agreement in accordance with its terms and is bound by all provisions of this agreement which expressly or by implication apply to the Company.

(b)	The Company must perform, or ensure the performance of, any action within its power or control necessary or desirable to ensure that each subsidiary acts and is regulated consistently with the requirements of this agreement as if the subsidiary were (with necessary changes) the Company (unless this agreement provides otherwise).

4.11	Obligation of good faith

Each party agrees and declares that it will, at all times, act in good faith in relation to the other parties in relation to all matters relating to the Company and the business of the Company.

5	Operation of Company

5.1	Right to vote

(a)	Subject to clause 10.2(a), when a resolution is considered at a meeting of Shareholders, each Shareholder is entitled to cast one vote for each Share held by that Shareholder.

(b)	Except as otherwise provided in this Agreement, a Shareholder may have regard to and represent the interests of the Shareholder and may act on the wishes of that Shareholder in exercising any power to vote in relation to the Company.

5.2	Shareholders meetings

(a)	Meetings of Shareholders must be convened and held in accordance with the Constitution.

(b)	At meetings of Shareholders, only the items specified in the notice convening the meeting may be considered, unless:

(i)	a representative of each Shareholder is present; and

(ii)	all the representatives of Shareholders present have otherwise agreed.

(c)	Subject to the Constitution and clause 5.2(d) and except as required by law, a resolution considered at a meeting of Shareholders may be passed by a Simple Majority.

(d)	A resolution to be considered at a meeting of Shareholders and dealing with a matter listed in Part A of SCHEDULE 4 must be passed by a Special Majority.

(e)	A Shareholder who has a material conflict of interest in relation to a matter that is being considered at a meeting of Shareholders, must not:

(i)	vote on the matter; or

(ii)	be present while the matter is being considered at the meeting,

except either:

(iii)	with the consent of all other Shareholders present and entitled to vote; or

(iv)	where the interest is as a holder of securities in the Company.

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(f)	A quorum required for meetings of Shareholders will not lapse simply because a Shareholder who attends a meeting of Shareholders is prohibited from being present at that meeting pursuant to clause 5.2(e).

(g)	Shareholders may meet in person, or by telephone or other instantaneous means of audio or video conferencing.

(h)	A Shareholder is considered present at a meeting of Shareholders if the Shareholder is able to hear the entire meeting and be heard by all others attending the meeting.

5.3	Board

(a)	The Board will be comprised of:

(i)	two Directors appointed by NSi;

(ii)	two Directors appointed by Beroni; and

(iii)	one Director appointed in accordance with clause 5.9.

(b)	From exercise of the Call Option, the Board will be comprised of:

(i)	two Directors appointed by NSi; and

(ii)	three Directors appointed by Beroni.

(c)	The Board will permit a Director to invite an observer to a Board meeting and the Board may agree to invite additional persons to also attend as observers. Observers have no voting rights and no speaking rights unless invited to speak.

(d)	A Shareholder who is entitled to appoint a person as a Director pursuant to clauses 5.3(a) and 5.3(b) may remove that person as a Director and appoint another person in his or her place.

(e)	An appointment or removal pursuant to clauses 5.3(a) and 5.3(b) must be:

(i)	effected by notice in writing by or on behalf of the relevant Shareholder and delivered to the registered office of the Company; and

(ii)	accompanied by a consent to act as a Director, signed by the person appointed and in the form required by law.

(f)	A Shareholder that removes or replaces a Director appointed by it must indemnify the other Shareholders and the Company against any claim for unfair or wrongful dismissal or any other claim whatsoever arising out of the removal of that Director.

5.4	Voting of Directors based on shareholding

(a)	Subject to clauses 5.4(b) and 5.4(c), each Director is entitled to cast one vote at a meeting of the Board.

(b)	The Director referred to in clause 5.3(a)(iii) will have a casting vote only.

(c)	A resolution to be considered at a meeting of the Board and dealing with a matter listed in Part B of SCHEDULE 4 must be passed by a Special Majority.

(d)	Subject to clause 5.4(c), a resolution considered at a meeting of the Board may be passed by a Simple Majority.

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5.5	Meetings of the Board

(a)	Any Director may call a Board meeting by giving 72 hours prior notice, unless all the Directors otherwise agree in writing.

(b)	Subject to clause 5.5(c), a quorum for meetings of the Board is one Director appointed by each of NSi and Beroni.

(c)	A quorum required for meetings of the Board pursuant to clause 5.5(b) will not lapse because a Director who attends a meeting of the Board is prohibited from being present at part of that meeting pursuant to clause 5.6(b)(ii).

(d)	Meetings of the Board will be held in Sydney, New South Wales, unless all the Directors otherwise agree in writing.

(e)	Any Director may appoint a person, being an officer or employee of the Shareholder who appointed that Director, to be his or her alternate director to act in his or her place at such times as the Director may determine.

(f)	To the extent that it does not conflict with the Constitution, an alternate director:

(i)	may act in the place of the Director who appointed him or her;

(ii)	is entitled to attend and vote and be counted in determining a quorum at any meeting of the Board, except while the Director who appointed him or her is present.

(iii)	has all the rights and powers of the Director who appointed him or her, except the power to appoint an alternate director, and is subject to the duties of the Director who appointed him or her; and

(iv)	may act as an alternate director to more than one Director and is entitled to one vote in respect of each Director who appoints him or her, where the appointing Director is not present.

(g)	The Directors may meet in person, or by telephone or other instantaneous means of audio or video conferencing.

(h)	For the purposes of clauses 5.5(c) and 5.5(g), a Director is treated as being present at a meeting of the Board if the Director is able to hear the entire meeting and be heard by all others attending the meeting.

(i)	A meeting of the Board may only consider the business set out in the notice convening the meeting, unless all the Directors otherwise agree.

5.6	Responsibilities of the Board and Directors

(a)	Subject to this agreement and the Constitution, the Board is responsible for managing the business and affairs of the Company, including but not limited to:

(i)	establishing its general policies;

(ii)	establishing its strategic priorities and objectives;

(iii)	establishing its financial objectives and criteria;

(iv)	determining matters of a major or unusual nature which are not in its ordinary course of business; and

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(v)	developing and adopting a Business Plan and Budget for each Financial Year.

(b)	The parties acknowledge that:

(i)	a Director may take into account the interests of that Director’s appointor and may act on the wishes of that appointor in performing any of his or her duties or exercising any power, right or discretion as a Director in relation to the Company, except in any particular case where no honest and reasonable Director could have formed the view that, in doing so, the Director was acting in good faith and in the interests of the Company as a whole; and

(ii)	a Director who has a material personal interest in a matter that is being considered at a meeting of the Board must:

(A)	disclose that interest;

(B)	not vote on the matter;

(C)	if required by a majority of Directors present at the meeting, not be present while the matter is being considered; and

(D)	comply in all respects with the law.

5.7	Disclosures by Board and Directors

(a)	Subject to clause 5.7(b), a Director may disclose to:

(i)	the party who appointed the Director; or

(ii)	any other person to whom that party has a duty to disclose information, all information made available to the Director about the affairs of the Company.

(b)	A Director must use reasonable endeavours to ensure that the person to whom the Director discloses the information referred to in clause 5.7(a) maintains the confidentiality of the information.

5.8	Chair of the Board

(a)	A Director will be appointed as the chair of the Board.

(b)	The chair of the Board may be appointed and removed as chair by the Board from time to time on agreement of all Directors other than the chair.

(c)	If there is no Director appointed as chair of the Board pursuant to clause 5.8(b), the Board may:

(i)	elect a Director as chair of the Board; and

(ii)	determine the period for which that person is to hold that office.

(d)	If the chair of the Board is a person independent from the Shareholders:

(i)	at any meeting of the Board, the chair of the Board will not have a deliberative vote but will have a casting vote; and

(ii)	in any other case, the chair of the Board will have a deliberative vote but not a casting vote.

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(e)	The chair of the Board, if present at a shareholder meeting of the Company, will also be chair of that meeting, but will have no vote.

5.9	Independent Director

The Board may from time to time unanimously appoint and remove as a Director a person independent from the Shareholders subject to the Corporations Act.

6	Business obligations

6.1	Dividends

(a)	The Company is not required to declare dividends but may do so in accordance with the Constitution and Corporations Act.

(b)	The Board may resolve that the Company must set aside such sums as the Board thinks proper to apply:

(i)	in fulfilment of the Company’s debt repayment obligation;

(ii)	the recoupment of past losses;

(iii)	to maintain the solvency of the Company; and

(iv)	to meet future capital expenditure requirements.

6.2	Approval of Business Plan and Budgets

(a)	The Board must consider and adopt a Business Plan and Budget for each Financial Year:

(i)	for the first Financial Year, within 90 days after the Commencement Date; and

(ii)	for each subsequent Financial Year, at least 30 days before the commencement of that Financial Year.

(b)	The Board must consider and adopt a Business Plan and Budget for each Financial Year in the following manner:

(i)	the CEO will submit to the Board a draft Business Plan and draft Budget for that Financial Year; and

(ii)	the Board must consider the drafts and use all reasonable endeavours to amend and approve them within 30 days after submission.

6.3	Amendment of Business Plan and Budgets

(a)	The Board may, either before or during the Financial Year to which a Business Plan or Budget relates, amend the relevant Business Plan or Budget.

(b)	The Board must ensure that, following an amendment, the Business Plan and Budget for that Financial Year remains consistent.

6.4	Compliance with Business Plan and Budget

During a Financial Year, the Company must, so far as is practicable, conduct its business in accordance with the Business Plan and Budget adopted by the Board for that Financial Year.

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6.5	Reporting obligations

(a)	The Company must ensure that the Directors receive management and financial information, and reports, sufficient to allow them to:

(i)	understand the financial affairs of the Company; and

(ii)	control the efficient operation of the Company.

(b)	The Company must provide the financial reports and information listed in SCHEDULE 7 at the times specified in SCHEDULE 7 to each Director.

(c)	Any information provided by the Company under clause 6.5 is provided subject to clause 14.

7	Restrictions relating to Shares

7.1	No right to encumber

A Shareholder must not create, or allow to continue, any Encumbrance over any Shares held by that Shareholder without the Board’s prior approval.

7.2	Restriction on dealing

A Shareholder must not otherwise deal with the whole or any part of its right, title or interest in any of its Shares except:

(a)	in accordance with clause 8(b); and

(b)	as otherwise required or permitted by SCHEDULE 5.

8	New Shareholders

(a)	No person other than a party to this agreement may become a Shareholder except as permitted by SCHEDULE 5.

(b)	A Shareholder may not transfer a Share to any person unless that person has first executed and delivered to the other Shareholders a Deed of Accession.

9	Limitation of liability

(a)	Notwithstanding any other provision contained in this agreement, the Founding Shareholders are not liable to make any payment for any claim arising out of a breach of any warranty, representation or indemnity given by the Founding Shareholders to the extent that the claim is based on any fact, matter or circumstance:

(i)	consented to in writing by New Shareholders;

(ii)	provided for in this agreement; or

(iii)	disclosed in writing by any member of the Company or any of the Founding Shareholders to New Shareholders.

(b)	Any liability of the Founding Shareholders with respect to a breach of any warranty, representation or indemnity provided under this agreement will cease 4 years after the Commencement Date, except for a claim for breach of warranty, representation or indemnity which has been the subject of a written notice of claim made by the Company or the New Shareholders to the Founding Shareholders before that date, setting out in reasonable detail the nature of the alleged breach and the approximate amount of compensation sought for the breach.

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(c)	Any compensation payable to the New Shareholders by the Founding Shareholders under this clause 9 is limited to the total amount paid by each New Shareholder in consideration for the allotment of their shareholding in the Company.

10	Default

10.1	Event of Default

An Event of Default occurs when:

(a)	a Shareholder:

(i)	breaches, or fails to perform its obligations under, a provision of this agreement, if that provision is a condition;

(ii)	commits a material breach of this agreement, if that breach:

(A)	is incapable of remedy; or

(B)	if capable of remedy, continues for 15 Business Days after that Shareholder is given a notice by a non-defaulting party that requires that the breach be remedied;

(iii)	is repeatedly or persistently in breach of, or in default under, any of the provisions of this agreement and that breach or default results in a material adverse effect on:

(A)	the ability of that Shareholder to perform its obligations under this agreement; or

(B)	any other Shareholder or the Company;

(b)	a process is filed which seeks an order which:

(i)	if granted, would render a Shareholder to be an externally-administered body corporate or an insolvent under administration; and

(ii)	the process is not withdrawn within 21 Business Days; or

(c)	a Shareholder that is a body corporate becomes an externally-administered body corporate.

10.2	Consequences of default

(a)	If an Event of Default occurs:

(i)	the Defaulting Party is not entitled to vote at meetings of Shareholders until the Event of Default is remedied;

(ii)	the Defaulting Party will continue to be bound by the confidentiality obligations in clause 14; and

(iii)	the Defaulting Party indemnifies and agrees to keep indemnified the Company and the other Shareholders against any loss, liabilities, costs and expenses which are incurred by that other party and arose directly out of the Event of Default (including the costs of implementing the procedure in clause 10.3).

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(b)	If the relevant default:

(i)	is not remedied within fifteen Business Days after a Shareholder serves notice on the Defaulting Party requiring the default to be remedied; or

(ii)	if the relevant default is incapable of being remedied, clause 10.3 will apply.

(c)	This clause 10.2 does not prohibit the Company or a Shareholder (other than the Defaulting Party) from exercising any right or remedy available to it, other than as set out in this clause.

10.3	Company authorised to sell Shares

(a)	If, because of clause 10.2(b), this clause 10.3 applies, the Defaulting Party irrevocably appoints the Company and every Director severally as its attorney to:

(i)	sell all its Shares;

(ii)	take all action required under SCHEDULE 5 to affect the sale; and

(iii)	execute and deliver:

(A)	a disposal notice in accordance with SCHEDULE 5 (Disposal Notice);

(B)	an instrument of transfer in relation to the Shares; and

(C)	any other document that, in the opinion of the attorney, is necessary or appropriate to enable the sale of the Shares.

(b)	Within a reasonable time after an Event of Default occurs:

(i)	the Company must request that the auditor of the Company determine the fair market value of the Shares; and

(ii)	upon the determination, the Company must, as attorney of the Defaulting Party, deliver a Disposal Notice to each Shareholder (other than the Defaulting Party) in relation to the Shares, with the Transfer Price (being the value determined by the auditor), and the remaining provisions of SCHEDULE 5 will then apply in relation to the transfer of the Shares.

10.4	Consequential Loss

No party will be liable to another party for any Consequential Loss in any circumstances (whether under this agreement or in negligence or otherwise in connection with the performance or non- performance a party’s obligations under this agreement) caused otherwise than by any fraudulent or reckless act or omission or any act which is intended to cause loss.

11	Dispute resolution

11.1	Dispute

A dispute relating to, or arising out of, this agreement (Dispute) exists when a party gives notice (Dispute Notice) to each other party:

(a)	stating that there is a Dispute; and

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(b)	detailing the subject of the Dispute.

11.2	Procedure

(a)	When a Dispute exists, the chief executive officers of each party (or their nominees) will meet to discuss the resolution of the Dispute in good faith.

(b)	If the persons in clause 11.2(a):

(i)	resolve the Dispute, then the resolution will be set out in a statement signed by the chief executive officer of each party; or

(ii)	cannot resolve the Dispute within 10 Business Days (or other period as agreed in writing by the parties after the Dispute Notice has been given to all parties), the Dispute must be referred to mediation in accordance with, and subject to, The Institute of Arbitrators and Mediators Australia Rules for the Mediation of Commercial Disputes.

11.3	Place of mediation

All mediation proceedings are to be held in Sydney, Australia (or in any other place agreed to in writing between the parties to the Dispute).

11.4	Application to court

If there is no resolution of the Dispute within 30 Business Days of mediation under clauses 11.2(b)(ii) and 11.3, any party may commence legal proceedings in any court or tribunal in relation to a matter that is the subject of a Dispute.

11.5	Costs of dispute resolution

(a)	The costs and disbursements of the mediator will be paid equally by the Shareholders.

(b)	Each Shareholder will pay its own costs and disbursements in relation to any procedure referred to in clause 11.2.

11.6	Continuing obligations

The parties to this agreement must continue to perform their respective obligations under this agreement, except to the extent that the matter cannot be proceeded with until the Dispute has been determined (provided that a party has acted reasonably in relation to the Dispute).

12	Constitution

12.1	Documents to be read together

Subject to clause 12.2, the parties agree that the instruments which govern the relationship between themselves as Shareholders are:

(a)	this agreement; and

(b)	the Transaction Documents,

and it is intended that they will be read together.

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12.2	Agreement prevails

If there is any inconsistency between the provisions of this agreement and the Transaction Documents:

(a)	the Transaction Documents are to be read subject to this agreement; and

(b)	the provisions of this agreement prevail to the extent of the inconsistency.

13	Warranties and representations

13.1	Warranties and reliance

Each party warrants and represents to each of the other parties that, at the date of this agreement and at the Commencement Date:

(a)	the execution and delivery of this agreement has been properly authorised by all necessary corporate and other actions;

(b)	it has full corporate or statutory power and authority to execute and deliver this agreement and to perform or cause to be performed its obligations under this agreement;

(c)	it has full corporate or statutory power and authority to be the registered holder and (except where the party enters into this agreement as trustee of a trust) beneficial owner of the agreement (except in the case of the Company);

(d)	this agreement constitutes a legal, valid and binding obligation on it;

(e)	this agreement does not conflict with, or result in the breach of, or default under, the provision of the Constitution or other constituent documents or any material term or provision of any agreement or deed or any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound; and

(f)	to its knowledge, there are no actions, claims, proceedings or investigations pending or threatened against it which could have a material effect upon the subject matter of this agreement.

13.2	No reliance on representations

Each party warrants and represents to each of the other parties that:

(a)	it has not relied; and

(b)	it will not rely during the currency of this agreement,

on any representation or communication made by another party on, or before, the Commencement Date, except as made in or under this agreement and the Transaction Documents.

14	Confidentiality

14.1	Confidential Information

(a)	For the purposes of this agreement, Confidential Information means all information (whether written or oral) disclosed by a party (Disclosing Party) to the other party (Receiving Party) which is either:

(i)	identified as confidential by the Disclosing Party at the time of disclosure; or

PENAO Pty Ltd – Shareholders’ Agreement	16

(ii)	of a nature which should reasonably be regarded by the Receiving Party as confidential,

but does not include information which:

(iii)	was in the public domain when it was given to the Receiving Party;

(iv)	becomes, after being given to the Receiving Party, part of the public domain, except through disclosure contrary to this agreement;

(v)	was in the Receiving Party’s possession at the time of disclosure;

(vi)	the Receiving Party lawfully receives from a third party which has the right to disclose it to the Receiving Party; or

(vii)	the Receiving Party is required by law, by an order of a court or tribunal or by the requirements of a stock exchange to disclose.

(b)	The subject matter and terms and conditions of the Transaction Documents, the conduct of the business of the Company, negotiations between the parties and the activities of the Company are Confidential Information (unless such information is the subject of clauses 14.1(a)(iii), 14.1(a)(iv), 14.1(a)(v), 14.1(a)(vi), and 14.1(a)(vii)) and is deemed to:

(i)	have been disclosed by each party to the other; and

(ii)	be of a nature which should reasonably be regarded by each party as confidential.

14.2	Obligations of Receiving Party

(a)	The Receiving Party must:

(i)	use the Confidential Information solely as contemplated by this agreement, unless further use of the Confidential Information is specifically authorised in writing by the Disclosing Party;

(ii)	keep all Confidential Information secret and confidential;

(iii)	use reasonable care to protect the Confidential Information, whether in storage or in use, against public disclosure;

(iv)	not disclose the Confidential Information to, or in the presence of, any director, officer, employee, adviser, financier, potential financier or agent of the Receiving Party, unless that person:

(A)	requires the information for the purposes of this agreement; and

(B)	has made an undertaking to keep Confidential Information strictly confidential.

(b)	The Receiving Party must:

(i)	promptly notify the Disclosing Party if it becomes aware of any breach of confidentiality by any person to whom it has divulged Confidential Information or by any person who has become aware of Confidential Information; and

(ii)	provide the Disclosing Party and each other party all reasonable assistance in connection with any proceedings against such person for breach of confidentiality or otherwise.

PENAO Pty Ltd – Shareholders’ Agreement	17

14.3	Shareholder’s information

(a)	Nothing in this clause 14 is to be treated as prohibiting or restraining any information concerning the business or affairs of the Company:

(i)	which is received by a Director, whether orally or otherwise, from being disclosed by that Director to:

(A)	the party which appointed that Director; or

(B)	to any other person to whom that party has a duty to disclose such information, provided they undertake to keep confidential the information disclosed;

(ii)	which is in the possession of a party that is a related body corporate of another corporation, from being disclosed to that corporation, provided that the corporation undertakes to keep confidential the information disclosed;

(iii)	from being disclosed to a potential purchaser of Shares provided that such purchaser undertakes to keep confidential the information disclosed; or

(iv)	from being disclosed if the parties agree it is no longer Confidential Information.

(b)	The parties agree to take no action to prohibit or prevent any such disclosure as long as such disclosure complies with the restrictions set out in clause 14.

14.4	Return of Confidential Information

(a)	All:

(i)	Confidential Information provided by a Disclosing Party to a Receiving Party; and

(ii)	copies made by the Receiving Party’s directors, officers or employees or any other person to whom the Receiving Party disclosed the Confidential Information in accordance with this agreement,

must be returned to the Disclosing Party on receipt of a request from the Disclosing Party for its return, except to the extent that the Receiving Party is obliged by law to keep records of its business.

(b)	If the Receiving Party has generated its own internal documents containing the Confidential Information:

(i)	these may be destroyed rather than returned to the Disclosing Party; and

(ii)	the Receiving Party must provide to the Disclosing Party written confirmation that the destruction has taken place.

14.5	Enforcement

Nothing in this agreement prohibits the Receiving Party from disclosing the contents of this agreement to the extent necessary to enable it to enforce its rights under this agreement or any other agreement.

PENAO Pty Ltd – Shareholders’ Agreement	18

15	Intellectual property rights

Ownership

All intellectual property rights owned by the Company:

(a)	are the property of the Company; and

(b)	must not be used by any of the other parties unless otherwise agreed in writing by the Company.

16	Accounts and Records

16.1	Regulatory requirements

The Company must ensure that its records and accounting books are:

(a)	kept in accordance with the Corporations Act;

(b)	audited yearly by the Company’s auditors; and

(c)	reflect the Accounting Standards consistently applied.

16.2	Right to review

(a)	Subject to clause 14, after giving at least five Business Days’ notice to the Company, each Shareholder may, during business hours through an accountant, agent, consultant or employee of the Shareholder:

(i)	inspect, and take photocopies using the Group’s facilities of, all the books, accounts and financial records of the Company; and

(ii)	have full access to the Group’s facilities,

for the purpose of auditing or valuing the Group or any other reasonable purpose.

(b)	The Shareholder must pay any costs of the auditor, valuer or any other person’s costs incurred in connection with the audit or valuation.

16.3	Disclosure of information

A Shareholder may only disclose any information obtained under clause 16.2 in accordance with clause 14.

17	Restraint

17.1	Definitions

In this clause 17 a reference to the Business is to the Business as at the date when the relevant Shareholder stops being a Shareholder.

17.2	Prohibited activities

Each Shareholder undertakes to the Company and each other Shareholder that it will not intentionally:

(a)	solicit, canvass, approach or accept an approach from a person who was at any time during the six months ending on the date when the Shareholder stops being a Shareholder, a customer of the Group with a view to obtaining their custom in a business that is the same or similar to the Business and is in competition with the Business;

PENAO Pty Ltd – Shareholders’ Agreement	19

(b)	interfere with the relationship between the Group and its customers, employees or suppliers; or

(c)	induce or help to induce an employee of the Group to leave their employment.

17.3	Duration of prohibition

The undertakings in clause 17.1 begin when the Shareholder becomes a Shareholder and end 24 months after the date when the Shareholder stops being a Shareholder.

17.4	Interpretation

Clauses 17.2 and 17.3 have effect together as if they consisted of separate provisions, each being severable from the other. Each separate provision results from combining each undertaking in clause 17.2, with each period in clause 17.3. If any of those separate provisions is invalid or unenforceable for any reason, the invalidity or unenforceability does not affect the validity or enforceability of any of the other separate provisions or other combinations of the separate provisions of clauses 17.2 and 17.3.

17.5	Exceptions

This clause 17 does not restrict a Shareholder from:

(a)	performing any employment agreement with the Group;

(b)	holding 5% or less of the shares of a listed company;

(c)	holding equity securities in the Company; or

(d)	recruiting a person through a recruitment agency (except if the agency targets employees of the Group) or in a response to a newspaper, web page or other public employment advertisement.

17.6	Acknowledgments

Each Shareholder acknowledges that:

(a)	all the prohibitions and restrictions in this clause 17 are reasonable in the circumstances and necessary to protect the goodwill of the Business;

(b)	damages are not an adequate remedy if the Shareholder breaches this clause 17; and

(c)	the Company or another Shareholder may apply for injunctive relief if:

(i)	the Shareholder breaches or threatens to breach this clause 17; or

(ii)	the Company or the other Shareholder believes the Shareholder is likely to breach this clause 17.

PENAO Pty Ltd – Shareholders’ Agreement	20

18	Termination

18.1	Termination of agreement

This agreement terminates:

(a)	on the date when the Company is wound up;

(b)	immediately on the date on which the Shares are admitted for quotation on the official list of the Australian or Overseas Stock Exchange, pursuant to an initial public offering of the shares on the Australian or Overseas Stock Exchange;

(c)	by the agreement of all of the Shareholders; or

(d)	on the date on which the whole of the issued capital of the Company is transferred to a single person,

whichever comes first.

18.2	Consequences of termination

(a)	If this agreement is terminated under clauses 18.1(a) or 18.1(c), the Company will assign any IP it owns to NSi (Assigned IP) at a nominal value. If NSi commercialises the Assigned IP it will pay to Beroni a percentage share of net commercialisation revenue which NSi actual receives, which is attributable to the Assigned IP and which will be equal to the percentage of fully paid equity that Beroni held in the Company at its winding up.

(b)	Subject to clauses 18.2(c) and 18.2(d), upon termination, whether under this clause or any other provision of this agreement, this agreement will end as to its future operation.

(c)	Clause 18.2(a) does not prevent the enforcement of any right or claim which arises on, or has arisen before, termination.

(d)	Clause 18.2(a) does not apply to termination under clause 18.3.

18.3	Termination in regard to a party

(a)	The rights and obligations of a party under this agreement (other than the Company) will terminate immediately if that party ceases to be Shareholder.

(b)	Clause 18.3(a) does not prevent a party enforcing any right or claim which arises on, or has arisen before, termination of this agreement.

18.4	Clauses surviving termination

Despite any other provision of this agreement, clauses 14, 20 and 21 and this clause 18.4:

(a)	survive the expiry or termination of this agreement;

(b)	survive the termination of the rights and obligations of a party under this agreement, however caused; and

(c)	continue in full force and effect.

PENAO Pty Ltd – Shareholders’ Agreement	21

19	Notices

19.1	Method of giving Notices

A notice, consent, approval or other communication (Notice) under this agreement must be in writing, signed by or on behalf of the person giving it, addressed to the person to whom it is to be given and:

(a)	delivered to that person’s address;

(b)	sent by registered pre-paid mail to that person’s address; or

(c)	sent by email to that person’s email address.

19.2	Time of receipt

A Notice given to a person in accordance with this clause is given and received:

(a)	if delivered to a person’s address, on the day of delivery if a Business Day, otherwise on the next Business Day;

(b)	if sent by registered pre-paid mail, on the third Business Day after posting; and

(c)	if sent by email to a person’s email address and no failure message is received, then on the day the email was sent if it was sent on a Business Day, otherwise on the next Business Day.

19.3	Addresses for Notices

For the purpose of this clause 19, the address or email address of a person is the address or email address set out in SCHEDULE 1.

20	Law and jurisdiction

20.1	Governing law

This agreement is governed by the laws in force in New South Wales, Australia.

20.2	Submission to jurisdiction

The parties submit to the non-exclusive jurisdiction of the courts of New South Wales, Australia and any courts which may hear appeals from those courts in relation to any proceedings in connection with this agreement.

21	General

21.1	Waiver

(a)	The non-exercise of, or delay in exercising, any power or right of a party does not:

(i)	operate as a waiver of that power or right; or

(ii)	preclude any other or further exercise of it or the exercise of any other power or right.

(b)	A power or right may only be waived in writing, signed by the party to be bound by the waiver.

PENAO Pty Ltd – Shareholders’ Agreement	22

21.2	Amendment

This agreement may only be amended or supplemented in writing, signed by the parties.

21.3	Severability

If any part of this agreement is invalid, illegal, unlawful or otherwise incapable of enforcement:

(a)	that part will be severed from this agreement and will be of no force and effect;

(b)	all remaining parts of this agreement will prevail and remain in full force and effect; and

(c)	no part of this agreement will be construed to be dependent upon any other clause or part of a clause unless expressly stated to be.

21.4	Counterparts

This agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

21.5	Liability of parties

The rights and liabilities of the parties under this agreement are several and not joint, nor joint and several.

21.6	Further assurance

Each party must do and ensure that each of its employees and agents does, all acts reasonably required of it, to carry out and give full effect to this agreement and the rights and obligations of the parties under it.

21.7	Entire agreement

All oral representations, communications and prior deeds in relation to the subject matter are superseded by this agreement and the Constitution.

21.8	Rights cumulative

The rights and remedies provided in this agreement are cumulative with and do not exclude any rights or remedies provided by law.

21.9	Costs

Each party must bear, and is responsible for, its own costs (including, without limitation, legal and accounting costs) in connection with the negotiation, preparation, execution, completion and carrying into effect of this agreement.

PENAO Pty Ltd – Shareholders’ Agreement	23

Executed as an agreement

Executed on behalf of PENAO Pty Ltd (ACN 634 333 387) by an authorised officer in the presence of

Signature of witness	Signature of authorised officer

Name of witness (print)	Name of authorised officer (print)

Date	Position

Executed on behalf of NewSouth Innovations Pty Limited (ACN 000 263 025) by an authorised officer in the presence of

Signature of witness	Signature of authorised officer

Name of witness (print)	Name of authorised officer (print)

Date	Position

Executed on behalf of Beroni Group Limited (ACN 613 077 526) by an authorised officer in the presence of

Signature of witness	Signature of authorised officer

Name of witness (print)	Name of authorised officer (print)

Date	Position

PENAO Pty Ltd – Shareholders’ Agreement	24

SCHEDULE 1	Shareholders

Shareholder name	Address for notices
NewSouth Innovations Pty Limited (ACN 000 263 025)	Rupert Myers Building South Wing, Level 1, Gate 14, Barker Street UNSW Sydney NSW 2052

Contact: Director, Knowledge Exchange

Email: contracts.manager.kex@unsw.edu.au

Beroni Group Limited (ACN 613 077 526)	Suite 401 Level 4, 447 Kent Street Sydney NSW 2000

Contact: Peter Wong

Email: peter.wong@beronigroup.com

PENAO Pty Ltd – Shareholders’ Agreement	25

SCHEDULE 2	Share holdings of Shareholders

Shareholder name	Shareholding	Capital contribution
NewSouth Innovations Pty Limited (ACN 000 263 025)	60,000 shares	$0.00
Beroni Group Limited (ACN 613 077 526)	40,000 shares	$400,000.00	*
Total	100,000 shares	$400,000.00

* Funding that Beroni provided prior to execution of this Agreement.

PENAO Pty Ltd – Shareholders’ Agreement	26

SCHEDULE 3	Conditions precedent

#	Condition	Date condition must be met
1.	The entering into of the License Agreement by NSi and the Company.	30 June 2019
2.	Beroni is satisfied, at its sole discretion, with the Initial Project Budget.	30 June 2019

PENAO Pty Ltd – Shareholders’ Agreement	27

SCHEDULE 4	Resolutions requiring a Special Majority

Part A Special Majority required for Shareholder Meetings

(a)	Alteration of rights attaching to any existing Share, debenture, preference share or any other security in the Company.

(b)	Reduction of the share capital of the Company.

(c)	Winding up of the Company other than for insolvency.

(d)	Sale or disposal of an asset or a number of assets in one transaction or a series of related transactions with book value greater than $1,000,000.

(e)	Purchase of an asset or a number of assets in one transaction or a series of related transactions for consideration greater than $1,000,000.

(f)	Material change in the nature or scale of the business of the Company.

(g)	Alteration of the Constitution.

Part B Special Majority required for Board Meetings

(h)	Incurring of capital expenditure by the Company not included in the current Business Plan, where the amount of the proposed capital expenditure exceeds $250,000.

(i)	Granting of a guarantee, security, indemnity or assurance involving a potential liability greater than $250,000.

(j)	Prepayment of any interest-bearing debt.

(k)	The sale or disposal of any of the Company’s shares in a subsidiary of the Company.

(l)	Incurring of additional borrowings or financial accommodation over $250,000.

(m)	Applying for admission to the official list of Australian Securities Exchange Limited or a recognized overseas financial market.

(n)	Increase of the remuneration payable to Directors, except in accordance with the Business Plan.

(o)	Entry into a contract or other arrangement with a Director or an associate of a Director, except on arm’s length terms.

(p)	Encumber an asset or undertaking, except in accordance with the Business Plan.

(q)	Acquisition of securities in another entity by the Company or its subsidiary.

(r)	Enter into, terminate, amend, vary, assign, novate, enforce or waive a right under, a contract, except in accordance with the Business Plan.

(s)	Appoint or remove the Company’s auditor.

(t)	Materially alter the Accounting Standards or principles previously adopted by the Company for the preparation or presentation of any individual or consolidated financial statements, except if required by law.

(u)	Change the balance date or alter the accounting period of the Company.

(v)	Commence, conduct or settle any dispute or litigation (including with a tax authority) except debt collection in the ordinary course of business.

(w)	Adopt or amend the terms of an employee share plan, employee share option scheme or employee share purchase scheme or any other arrangement that may give employees of the Company the right or entitlement to acquire any equity securities.

(x)	Issue or grant shares or options under an employee share plan, employee share option scheme or employee share purchase scheme or other arrangement referred to in paragraph (w) above.

PENAO Pty Ltd – Shareholders’ Agreement	28

SCHEDULE 5	Dealing with a Share

In this schedule, all references to items are to provisions of this schedule and all references to clauses are to provisions in the body of this agreement.

1	Restrictions on transferring shares

A Shareholder must not transfer any Share except in accordance with the remaining provisions in this schedule, unless the Shareholder has the prior written consent of all other Shareholders.

2	Rights of Refusal in favour of NSi and Beroni

Grant of First Rights of Refusal

(a)	Each Creator Shareholder and Beroni unconditionally and irrevocably grants to NSi a first right of refusal to purchase all or any portion of the Shares that the disposing Shareholder proposes to sell or transfer, at the same price and on the same commercial and arm’s length terms and conditions no less favourable than those offered to the prospective transferee (NSi First Right of Refusal).

(b)	NSi unconditionally and irrevocably grants to Beroni a first right of refusal to purchase all or any portion of the Shares that NSi proposes to sell or transfer, at the same price and on the same commercial and arm’s length terms and conditions no less favourable than those offered to the prospective transferee (Beroni First Right of Refusal).

(c)	For clarity, the First Rights of Refusal referred to in items 2(a) and 2(b) above arise at any time the relevant Shareholder proposes to sell or transfer all or any portion of its Shares.

(d)	For the purposes of the remaining provisions of this item 2, “First Right of Refusal” means the NSi First Right of Refusal and the Beroni First Right of Refusal (as the case may be).

Exercise of First Rights of Refusal

(e)	Prior to making any sale or transfer of Shares, the disposing Shareholder must deliver a proposed transfer notice (Transfer Notice) to NSi or Beroni (as the case may be) or their respective assignees not later than 60 days prior to finalising such sale or transfer. Such Transfer Notice will contain the material commercial and arm’s length terms and conditions of the proposed sale or transfer, including the number of Shares to be sold or transferred (Transfer Shares), the identity of the prospective transferee, and the price and form of consideration.

(f)	To exercise the First Right of Refusal under this item 2, NSi or Beroni (as the case may be) must deliver to the disposing Shareholder written notice that it intends to exercise the First Right of Refusal as to some or all of the Transfer Shares within 20 days after delivery of the Transfer Notice.

(g)	If neither NSi nor Beroni provide the disposing Shareholder with notice in accordance with item 2(f), NSi and Beroni will be deemed to have waived their Rights of First Refusal. If the Transfer Shares are held by a Creator Shareholder, that Creator Shareholder must then comply with items 2(i) to 2(m).

(h)	Payment for Transfer Shares must be made by bank cheque in exchange for delivery of the original share certificate and executed transfer of the Shares, such delivery and payment to be made no later than 10 days after the date on which NSi or Beroni provides notice of the exercise of the Right of First Refusal.

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Grant of Second Right of Refusal

(i)	If NSi fails to exercise the NSi First Right of Refusal in relation to Creator Shareholder-held Shares in accordance with this item 2, the disposing Creator Shareholder then grants Beroni a right of refusal to purchase all or any portion of the Shares that the Creator Shareholder proposes to sell or transfer, at the same price and on the same commercial and arm’s length terms and conditions no less favourable than those offered to the prospective transferee (Beroni Second Right of Refusal).

Exercise of Second Right of Refusal

(j)	The disposing Shareholder must deliver a proposed transfer notice (Transfer Notice) to Beroni or its respective assignees within 10 days if NSi’s failure to exercise the NSi First Right of Refusal, and in any case not later than 30 days prior to finalising such sale or transfer. Such Transfer Notice will contain the material commercial and arm’s length terms and conditions of the proposed sale or transfer, including the number of Shares to be sold or transferred (Transfer Shares), the identity of the prospective transferee, and the price and form of consideration.

(k)	To exercise the Beroni Second Right of Refusal, Beroni must deliver to the disposing Shareholder written notice that it intends to exercise the Beroni Second Right of Refusal as to some or all of the Transfer Shares within 10 days after delivery of the Transfer Notice.

(l)	If Beroni does not provide the disposing Shareholder with notice in accordance with item 2(k), Beroni will be deemed to have waived Beroni Second Right of Refusal.

(m)	Payment for Transfer Shares must be made by bank cheque in exchange for delivery of the original share certificate and executed transfer of the Shares, such delivery and payment to be made no later than 10 days after the date on which Beroni provides notice of the exercise of the Beroni Second Right of Refusal.

Offers to third-parties

(n)	In relation to any Transfer Shares not accepted by NSi or Beroni under items 2(f) or 2(k) , the disposing Shareholder will be entitled to transfer the Transfer Shares to the third party buyer identified in the Transfer Notice at a price per Transfer Share not less than the price included in the Transfer Notice.

PENAO Pty Ltd – Shareholders’ Agreement	30

3	Share issues

3.1	Payment by Beroni

In order to reimburse the Company for costs incurred in achieving the milestones, and to support the Company’s activities and contribute to the operating capital, Beroni must pay the Company the following amounts within 7 Business Days after the achievement of each of the below milestones and the Company must issue the Shares, as follows:

		Estimated	Amount to be paid by		Shares to be issued				Total Shares to
#	Milestone	date	Beroni		Beroni		NSi		be issued
0	Provided under term sheet with Cystemix *	received	$400,000	**	40,000	***	60,000	***	100,000	***
1	Finalisation of Transaction Documents and Exclusively Licensing PENAO core patents to the Company	14-Jun-19	$600,000		60,000		90,000		150,000
2	Initiation of drug manufacturing campaign with an approved contract manufacturing organisation	15-Jul-19	$600,000		60,000		90,000		150,000
3	Development of a Phase 1b clinical trial strategy	15-Aug-19	$1,000,000		100,000		150,000		250,000
4	Receipt of human research ethics committee approval for conducting a Phase Ib oncology study	15-Oct-19	$1,000,000		100,000		150,000		250,000
5	Progress payment	15-Jan-20	$1,000,000		100,000		150,000		250,000
6	Phase Ib First Subject Enrolled	15-Apr-20	$1,000,000		100,000		150,000		250,000
7	Progress payment	15-Jul-20	$1,000,000		100,000		150,000		250,000
8	Development of a Phase 2 clinical trial strategy	15-Oct-20	$1,000,000		100,000		150,000		250,000
9	Progress payment	15-Jan-21	$1,000,000		100,000		150,000		250,000
10	Progress payment	15-Apr-21	$1,250,000		125,000		187,500		312,500
	TOTAL		$9,850,000		985,000		1,477,500		2,462,500
	Proportion of shareholding				40.00%		60.00%

* “Milestone 0” corresponds to “SCHEDULE 2 Share holdings of Shareholders”.

** Funding that Beroni provided prior to execution of this Agreement.

*** These shares have been issued as the initial capital when incorporating the Company.

PENAO Pty Ltd – Shareholders’ Agreement	31

3.2	Rights of NSi

If Beroni fails to make any payment required by item 3.1:

(a)	the Company must issue on the same terms to NSi (or its nominee/s) the shares which were to be issued to Beroni;

(b)	Beroni grants NSi an option to purchase all of the Shares then held by Beroni for the lesser of and at NSi’s sole discretion:

(i)	the price per share paid by a genuine third-party investor for shares in the Company; or

(ii)	at a 20% discount on the price paid by Beroni for the Beroni Shares (Call Option Share Sale Price);

(c)	any Director appointed to the Board by Beroni will resign with immediate effect; and

(d)	NSi (or its nominee) will be appointed by the Company as the lead commercialisation party.

3.3	Transfer of Creator Shareholder shares

(a)	If NSi exercises the option granted in item 3.2(b) above, it may, by written notice, request that each Creator Shareholder (if any) transfer all of their respective Shares (if any) to NSi on the terms set out in the notice.

(b)	Each Creator Shareholder (if any) agrees to comply with a request made in accordance with item 3.3(a) within 30 days of receiving the request.

3.4	Rights of Beroni

NSi and each Creator Shareholder grants Beroni (or its nominee) an option to purchase such number of the Shares held by NSi and the Creator Shareholders (on a pro rata basis to be determined by NSi) as constitutes 11% of the share capital of the Company for $5,500,000 (Call Option). The Call Option may be exercised by written notice to NSi and the Creator Shareholders at any time during the period:

(a)	commencing on the Company achieving 50% enrolment in a Phase II trial; and

(b)	ending two months after such trial has been completed and a study completion report has been provided to the Company.

4	Drag Along Rights

4.1	If the Company receives a written bona fide offer to purchase 100% of the assets or the issued Shares of the Company which is accepted by at least 80% of Shareholders (Approved Sale), regardless of the form of the proposed transaction, at the written request of the Company each Shareholder will:

(a)	participate in such Approved Sale;

(b)	provide any requested consents for such Approved Sale; and

(c)	raise no objections against, and not otherwise impede or delay, such Approved Sale.

PENAO Pty Ltd – Shareholders’ Agreement	32

4.2	The Company will give to each Shareholder a notice of the Approved Sale (Obligation to Sell Notice) containing a description of the material terms of such proposed transaction, including (as applicable):

(a)	the name and address of the proposed transferee;

(b)	the assets or number of Shares to be sold;

(c)	the consideration per Share offered for such Shares by the proposed transferee;

(d)	the consideration for such assets offered by the proposed transferee;

(e)	the payment terms and closing date; and

(f)	a copy of any written offer, letter of intent, term sheet or contract of sale.

4.3	If the Approved Sale is structured as a:

(a)	merger or consolidation, each Shareholder will waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation; or

(b)	sale of Shares, each Shareholder will agree to sell, and will sell, all of his, her or its Shares on the terms approved by the Board.

4.4	Each Shareholder will take all necessary or desirable actions in connection with the Approved Sale as requested by the Board, including the execution of any applicable purchase agreement.

5	Tag Along Rights

(a)	For the purposes of this schedule, an exercise event (Exercise Event) occurs upon the service by a Shareholder of a Disposal Notice on all of the other Shareholders (Remaining Shareholders).

(b)	During the period of 20 Business Days after an Exercise Event, a recipient of a Disposal Notice (Exercising Holder) may serve a notice (Exercise Notice) on the Transferor, to the effect that it wishes to purchase all or a specified portion of the Subject Shares at the Transfer Price, provided that the acquisition by the Exercising Holder of those Subject Shares will not cause a contravention of the Foreign Acquisitions and Takeovers Act 1975 (Cth).

(c)	If an Exercise Notice is served on the Transferor:

(i)	by only one Exercising Holder (who indicates that it wishes to purchase all the Subject Shares):

(A)	the Transferor must sell; and

(B)	that Exercising Holder must purchase,

the Subject Shares at the Transfer Price and free of any Encumbrance; or

(ii)	by more than one Exercising Holder (who indicate that, in aggregate, they wish to purchase all the Subject Shares):

(A)	the Transferor must sell; and

(B)	those Exercising Holders must purchase, the Subject Shares at the Transfer Price free of any Encumbrance.

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(d)	The sale and purchase of the Subject Shares, or each part of the Subject Shares, will take place at the registered office of the Company at 12 noon on the date which is 35 Business Days after the date of the Exercise Event.

(e)	Subject to item 5(f):

(i)	if an agreement for the sale of all the Subject Shares is not reached; or

(ii)	completion of such sale or sales does not take place pursuant to item 5(c) (other than by reason of the default of the Transferor),

the Transferor may agree to sell the Subject Shares to any person within 70 Business Days after the Exercise Event at a price not less than the Transfer Price.

(f)	If:

(i)	agreements are entered into for the sale of all the Subject Shares by the Transferor to more than one Exercising Holder; and

(ii)	one of those Exercising Holders fails to complete its agreement in relation to certain of the Subject Shares (Remaining Shares) in accordance with item 5(d):

(A)	the Transferor may offer to sell the Remaining Shares to the remaining Exercising Holders.

(B)	that offer must be made no later than two Business Days after the relevant failure to complete and will remain open for acceptance until the fifth Business Day after it is made;

(C)	failing such acceptance, the Transferor may rescind each other agreement;

(D)	in the event of such rescission the Transferor will have no liability whatsoever to an Exercising Holder which was the proposed purchaser under a rescinded agreement and the Transferor may exercise its rights under item 5(e); and

(E)	if the Transferor does not rescind each other agreement, it may sell the Remaining Shares to any person within 70 Business Days after the Exercise Event at a price not less than the Transfer Price.

6	Time is of the essence

In this schedule, time is of the essence.

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SCHEDULE 6	Deed of accession

This deed of accession is dated [date]

between:

[names of parties to the shareholders’ agreement] (Parties) and:

[name of new shareholder] ([ACN]) of [address] (New Shareholder),

in relation to the shareholders agreement dated [specify date of shareholders’ agreement] (Shareholders’ Agreement).

OPERATIVE PROVISIONS

(a)	The New Shareholder confirms that it has been given and read a copy of the Shareholders’ Agreement and covenants with the Parties to perform and be bound by all the terms of the Shareholders’ Agreement.

(b)	This deed replaces schedule 1 of the Shareholders’ Agreement with the replacement schedule 1 attached to this deed. [Note: schedule 1 of the Shareholders’ Agreement should be copied, amended to include the details of the New Shareholder and attached to this deed.]

(c)	This deed replaces schedule 2 of the Shareholders’ Agreement with the replacement schedule 2 to this deed of accession. [Note: schedule 2 of the Shareholders’ Agreement should be copied, amended to include the details of the New Shareholder and attached to this deed.]

(d)	The New Shareholder warrants and represents, in relation to itself, to each of the Parties that:

(i)	the execution and delivery of this deed has been properly authorised (including in the case of a party who is a body corporate, by all necessary corporate action by it); and

(ii)	it has full power (including, in the case of a party who is a body corporate, full corporate power) and lawful authority to execute and deliver this deed and to perform or cause to be performed its obligations under this deed.

(e)	This deed is governed by the laws of New South Wales, Australia.

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Executed as a deed

Signed, sealed and delivered on behalf of [insert name of Company] (ACN [insert ACN]) by an authorised officer in the presence of

Signature of witness	Signature of authorised officer

Name of witness (print)	Name of authorised officer (print)

Date	Position

Signed, sealed and delivered on behalf of [insert name of shareholder] ([insert ACN, if applicable]) by an authorised officer in the presence of

Signature of witness	Signature of authorised officer

Name of witness (print)	Name of authorised officer (print)

Date	Position

Signed, sealed and delivered by [insert name of shareholder] in the presence of

Signature of witness	Signature

Name of witness (print)	Name (print)

Date

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SCHEDULE 7	Financial and other reporting

1.	(Monthly) Within 10 Business Days after the last day of each Month, unaudited management accounts for the preceding Month comprising:

(a)	commentary on the operational and financial position for the preceding Month, including variances between the actual results and those forecast in the Business Plan;

(b)	a profit and loss account and cash flow statement for the preceding Month;

(c)	a balance sheet as at the end of the preceding Month; and

(d)	a forecast for the performance of the Company in the following Month.

2.	(Quarterly) Within 15 Business Days after the end of each calendar quarter, unaudited quarterly management accounts for the preceding quarter, comprising and including at least:

(a)	commentary on the financial performance for the quarter;

(b)	a quarterly management report regarding variations from the current Business Plan;

(c)	a profit and loss statement and cash flow statement for the quarter; and

(d)	a balance sheet as at the end of the quarter.

3.	(Annual) Within 30 Business Days after the end of each Financial Year, audited financial statements (including consolidated profit and loss accounts, balance sheets and cash flow statements) in respect of the Financial Year.

4.	(Minutes) At the same time as they are provided to the Directors but within 10 Business Days after each meeting:

(a)	minutes of all Board meetings; and

(b)	minutes of all Shareholder meetings.

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SCHEDULE 8	License Agreement

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